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                                  EX. 16(23)a

                         CONSENT OF INDEPENDENT AUDITORS




The Shareholder and Board of Directors of
ING Life Insurance and Annuity Company:


We consent to incorporation by reference in the Registration Statement on Form S-2 of ING Life Insurance and Annuity Company and Subsidiaries, formerly known as Aetna Life Insurance and Annuity Company and Subsidiaries (the "Company") of our reports dated March 27, 2001, relating to the consolidated balance sheet of the Company as of December 31, 2000 and the related statements of income, changes in shareholder's equity and cash flows for the period from December 1, 2000 to December 31, 2000 ("Successor Company"), and for the period from January 1, 2000 to November 30, 2000 and the year ended December 31, 1999 ("Preacquisition Company"), and all related schedules, which reports appear in the December 31, 2001, annual report on Form 10-K of the Company and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to the acquisition, effective November 30, 2000, by ING America Insurance Holdings Inc. of all of the outstanding stock of Aetna Inc., Aetna Life Insurance and Annuity Company's indirect parent and sole shareholder in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.


                                       /s/ KPMG LLP


Hartford, Connecticut
April 5, 2002

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                                  EX. 16(23)a


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of ING Life Insurance and Annuity Company and Subsidiaries and the Contractholders of the Guaranteed
Accumulation Account

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-2 No. 333-60016) and related Prospectus of ING Life Insurance and Annuity Company and Subsidiaries (formerly Aetna Life Insurance and Annuity Company and Subsidiaries) and to the incorporation by reference therein of our report dated January 31, 2002, with respect to the consolidated financial statements and schedules of ING Life Insurance and Annuity Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                       /s/Ernst & Young LLP

Hartford, Connecticut
April 5, 2002